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                                                                    Exhibit 10.I


                            INLAND STEEL INDUSTRIES
                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN
                             FOR COVERED EMPLOYEES
                 As Amended and Restated, Through and Including
                 January 26, 1994, Effective As Of July 1, 1990

                                   ARTICLE 1

  1.1  Purpose.

   It is the intention of Inland Steel Industries, Inc. (the "Company") to maintain appropriate levels of retirement benefits for individuals who are entitled to benefits under the Inland Steel Industries Pension Plan Supplement for Salaried Employees of Inland Steel Industries, Inc. and Certain Subsidiaries, Revised As Of January 1, 1989, and as thereafter amended, and for individuals who are entitled to benefits under the Inland Steel Industries Pension Plan Supplement for Employees of J. M. Tull Metals Company, Inc., Effective As Of December 31, 1988, and as thereafter amended (each a "Pension Plan Supplement"). Accordingly, the Board of Directors of Inland Steel Industries, Inc., acting on behalf of the Company, hereby establishes this amended and restated Inland Steel Industries Supplemental Retirement Benefit Plan for Covered Employees (the "Supplemental Retirement Benefit Plan") as a successor to and continuation of the Inland Steel Company Supplemental Retirement Benefit Plan for Covered Employees heretofore adopted by Inland Steel Company effective as of January 1, 1976 and the Inland Steel Industries Supplemental Retirement Benefit Plan for Covered Employees heretofore adopted by the Company effective as of January 1, 1989. This Supplemental Retirement Benefit Plan is intended to provide benefits to eligible persons in a manner so as to maintain the level of total retirement benefits which, but for the limitations on benefits required by Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), would otherwise be payable under the Pension Plan Supplement. The Supplemental Retirement Benefit Plan shall maintain such total retirement benefit levels by means of supplemental unfunded payments made by the Company to the individuals eligible for such payments as more fully described in Articles 3 and 4. This Supplemental Retirement Benefit Plan is intended to be an "excess benefit plan" described in Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended.

  1.2  Effective Date.

   This amended and restated Supplemental Retirement Benefit Plan is effective as of July 1, 1990 (the "Effective Date").
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  1.3  Funding Not Required.

   The Company shall not be required to establish any fund or set aside any monies for the payment of Supplemental Retirement Benefits under this Supplemental Retirement Benefit Plan.

                                ARTICLE 2

  2.1  Retirement Committee.

   The Company hereby delegates authority to administer the Supplemental Retirement Benefit Plan to the Inland Steel Industries Retirement Committee (the "Committee") as established under the Inland Steel Industries Pension Plan, As Revised, Effective December 1, 1988, and as may thereafter be amended (the "Inland Steel Industries Pension Plan"). Any action by the Committee shall be evidenced by a written document, certified by the Secretary of the Committee. References to the Company's authority, right, or power to act contained in any notice, disclosure, or communication which is made with a view toward effectuating the purposes of this Supplemental Retirement Benefit Plan shall be construed to include such actions by the Committee on the Company's behalf and such actions by others to whom the Committee has delegated its authority.

  2.2  Authority of Committee.

   The Committee shall have authority to control and manage the operation and administration of the Supplemental Retirement Benefit Plan, including the authority and discretion to construe and interpret the Supplemental Retirement Benefit Plan, decide all questions of eligibility for and the amount, manner and time of payment of Supplemental Retirement Benefits hereunder and such other rights and powers necessary or convenient to the carrying out of its functions hereunder. The authority and responsibilities of the Committee shall be coextensive with its authority and responsibilities under the Inland Steel Industries Pension Plan.

                               ARTICLE 3

  3.1  Participation.

   Each Employee of the Company and/or its subsidiaries who, on or after the Effective Date, is entitled to an accrued benefit under the Pension Plan Supplement the amount of which is limited by reason of the application of the limitations imposed by Code Section 415, as amended from time to time, and the regulations and rulings thereunder or the terms of the Inland Steel Industries Pension Plan implementing those limitations (the "Section 415 Limitations") shall be a "Participant" in this Supplemental Retirement Benefit Plan and upon retirement shall be entitled to receive the benefit (the "Supplemental Retirement Benefit"), if any, determined in accordance with Article 4 hereof.





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  3.2  Beneficiary.

   The spouse or other person entitled to a benefit under the Pension Plan Supplement upon the death of a Participant hereunder shall, upon the death of the Participant, be a "Beneficiary" under this Supplemental Retirement Benefit Plan entitled to receive the Supplemental Retirement Benefit, if any, determined in accordance with Article 4 hereof.

                            ARTICLE 4

  4.1  Amount of Supplemental Retirement Benefit.

   The amount of Supplemental Retirement Benefit which a Participant or Beneficiary shall accrue and be entitled to receive and the Company shall be obligated to pay under this Supplemental Retirement Benefit Plan with respect to each Limitation Year (as defined below) shall be equal to the excess, if any, of the amount described in paragraph (a) of this Section 4.1 over the amount described in paragraph (b) of this Section 4.1:

   (a) The amount of the annual benefit which would have been accrued with respect to such Participant or Beneficiary under the Pension Plan Supplement as of the last day of the Limitation Year under the terms of the Pension Plan Supplement as in effect on the last day of such Limitation Year if such benefit were computed without giving effect to the Section 415 Limitations for such Limitation Year.

   (b) The amount of the annual benefit which was accrued for such Participant or Beneficiary with respect to such Limitation Year under the terms of the Pension Plan Supplement as in effect on the last day of that Limitation Year, including those terms implementing the Section 415 Limitations referred to above, as indexed.


As used in this Section 4.1, "Limitation Year" means the Plan Year applicable to the Pension Plan Supplement, being the period beginning on January 1 of each year and ending on December 31 of the same year. It is the intent of this
Section 4.1 that the Supplemental Retirement Benefit described above shall be determined at all times in a manner consistent with the then current Section 415 Limitations. Accordingly, the determinations made pursuant to this Section
4.1 shall be based upon adjustments employed in determining the amount of the annual benefit described above, and shall be subject to adjustments which reflect the Section 415 Limitations with respect to the computation of benefits under the Pension Plan Supplement. If a Participant receives a single sum distribution under the Pension Plan Supplement, but has elected another form of benefit under this Supplemental Retirement Benefit Plan, the amount of the annual benefit payable under this Supplemental Retirement Benefit Plan in each Limitation Year shall be the





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same as that payable in the year in which the single sum distribution is made.
Except as provided in Section 5.3 hereof, no Supplemental Retirement Benefit shall be payable to any Participant or his Beneficiaries unless, at the time of the Participant's termination of employment with the Company and all Affiliates, the Participant has been credited with at least five Years of Vesting Service under the Pension Plan Supplement.

   4.2   Payment of Supplemental Retirement Benefit

   (a) Except as provided hereinafter, the Supplemental Retirement Benefit which a Participant or Beneficiary is eligible to receive shall be paid by the Company at such time, in the same form and subject to the same conditions, as is the benefit paid to such Participant or Beneficiary under the Pension Plan Supplement.

   (b) (i) The Committee, in its sole discretion and after considering the needs and circumstances of the Participant or Beneficiary concerned, may at any time elect to direct payment of the Supplemental Retirement Benefit to the Participant or Beneficiary in any form of benefit provided under the Pension Plan Supplement, including a lump sum.

     (ii) A Participant or Beneficiary may in writing request payment of his Supplemental Retirement Benefit in a form other than the form of benefit payment under the Pension Plan Supplement. After receiving such a request, the Committee shall consider the request and the circumstances on which it is based and shall, in its sole discretion, approve or disapprove the request and inform the requesting Participant or Beneficiary of its decision.

     (iii) Any optional form of benefit shall be the actuarial equivalent of the benefit otherwise payable to the Participant or Beneficiary, determined by applying the appropriate interest rate and other actuarial assumptions then set forth in the Pension Plan Supplement.

   (c) The Company may purchase an annuity with respect to any portion of a Participant's accrued Supplemental Retirement Benefit in full satisfaction thereof to the extent provided by paragraphs (a) through (i) of Section 4.4 and shall be obligated to purchase an annuity or make a lump sum payment to the extent provided by paragraph (j) of Section 4.4.

  4.3  Pension Plan Supplement Increase.

   In the event the Pension Plan Supplement is amended to increase the benefit payable to participants or beneficiaries then receiving pensions under the Pension Plan Supplement, benefits payable under this Supplemental Retirement Benefit Plan shall be adjusted or commenced accordingly for Participants or Beneficiaries; provided that no such adjustment shall be made if the





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Participant received a single sum distribution under this Supplemental
Retirement Benefit Plan; and provided, further, that no such adjustment shall be made with respect to any portion of a Participant's accrued Supplemental Retirement Benefit for which an annuity has been purchased under Section 4.4.

  4.4  Purchase of Annuities.

   The Company may at any time, in the sole discretion of the Committee or the Company's Board of Directors, purchase one or more annuities with respect to all or any portion of the Supplemental Retirement Benefit accrued under the Plan by any Participant, subject to the following:

   (a) The Company shall not be obligated to purchase an annuity for any Participant or for any portion of a Participant's accrued Supplemental Retirement Benefit, notwithstanding the purchase of an annuity with respect to any other Participant or any other portion of the Participant's accrued Supplemental Retirement Benefit.

   (b) The purchase of annuities under this Section 4.4 shall be limited to Supplemental Retirement Benefits accrued by Participants who meet all of the following requirements:

     (i) completion of at least five years of Vesting Service under the Pension Plan Supplement;

     (ii) annual compensation in excess of $150,000; and

     (iii) attainment of age 55.

   (c) Any such annuity purchased with respect to any Participant's accrued Supplemental Retirement Benefit shall be issued to and distributed to such Participant, who shall be the sole owner of such annuity and shall contain such terms not inconsistent with this Section 4.4 as the Committee shall determine in its sole discretion.

   (d) Annuity payments to a Participant under any such annuity shall commence as of the date on which the Participant attains age 65 or the first day of the month thereafter; provided, however, that any such annuity may provide that, in the event of the Participant's death prior to attainment of age 65, benefits payable to any Beneficiary may commence as of any earlier date provided by the terms of the annuity.

   (e) The monthly benefit amount to be provided by any such annuity shall be such amount as the Committee, in its sole discretion, determines would provide, on an after-tax basis, an amount equal to the amount estimated to be the after-tax benefit to the Participant of monthly benefits





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  payable by the Company commencing at age 65 under Section 4.2.  Such determination shall be made by the Committee, in its sole discretion, based upon such rates and factors as the Committee, in its sole discretion, deems appropriate. No change in annuity benefits shall be required by reason of any subsequent change in such rates and factors; provided, however, that in determining the amount of any subsequent annuity purchased under this Section 4.4, the Committee may, in its sole discretion, take into account any change in such rates and factors and the benefits payable under any annuity previously purchased under this Section 4.4. Notwithstanding the foregoing, with the consent of the Participant, the Committee may substitute any form of fixed or variable annuity in lieu of the annuity otherwise provided by this paragraph (e), provided that such substitution does not result in a change in the cost of the annuity or the commencement date of the annuity payments.

   (f) The Company shall make a tax gross-up payment to any Participant for whom an annuity is purchased under this Section 4.4 in such amount as the Committee shall determine, in its sole discretion, would be necessary to make such Participant whole for federal, state and local income taxes attributable to the receipt of the annuity and the gross-up payment, based upon such tax rates as the Committee shall determine in its sole discretion.

   (g)   To the extent that the Company has purchased an annuity under this
  Section 4.4 with respect to any portion of a Participant's accrued Supplemental Retirement Benefit, such annuity and the tax gross-up payment under paragraph (f) above shall be in full satisfaction of all obligations of the Company to the Participant or any Beneficiary of the Participant attributable to such portion of the Participant's accrued Supplemental Retirement Benefit.

   (h) A purchase of an annuity under this Section 4.4 shall have no effect on the monthly benefits payable to the Participant under Sections 4.1 and 4.3 prior to the Participant's attainment of age 65. In the event of the Participant's death prior to attainment of age 65, the benefit payable to any Beneficiary of the Participant shall be determined solely on the basis of the monthly benefits which would otherwise have been payable to the Participant under the Plan prior to attainment of age 65 and taking into account the amount payable to the Beneficiary under the Pension Plan Supplement.

   (i) This Section 4.4 shall apply to Supplemental Retirement Benefits accrued by any Participant under the Plan prior to October 1, 1993, only if such Participant consents (in such manner and at such time as the Committee may require)





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  to such application and waives any right which the Participant might otherwise be entitled to assert under Section 5.2 by reason of the adoption and application to the Participant of this Section 4.4.

   (j) If an annuity has not been purchased in accordance with the foregoing provisions of this Section 4.4 with respect to any portion of the accrued Supplemental Retirement Benefit payable after attainment of age 65 to a Participant who meets all of the requirements of paragraph (b) above and who has executed a consent and waiver in accordance with paragraph (i) above, then, except for any portion payable in the form of a lump sum in accordance with Section 4.2, upon such Participant's termination of employment with the Company and its affiliates, the Company shall, as soon as practicable thereafter, purchase an annuity for such portion in accordance with paragraphs (c) through (h) above.

                                   ARTICLE 5

  5.1  Amendment to Conform with Law.

   The Company may by amendment make such changes in, additions to, and substitutions in the provisions of this Supplemental Retirement Benefit Plan, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Supplemental Retirement Benefit Plan to any present or future law relating to plans of this or a similar nature, and to the administrative regulations and rulings promulgated thereunder.

  5.2  Other Amendments and Termination.

   The Company may amend or terminate this Supplemental Retirement Benefit Plan at any time, without the consent of any Participant or Beneficiary. Notwithstanding the foregoing, this Supplemental Retirement Benefit Plan shall not be amended or terminated so as to reduce or cancel the benefits which have accrued to a Participant or Beneficiary prior to the later of the date of adoption of the amendment or termination or the effective date thereof, and in the event of such amendment or termination, any such accrued benefit hereunder shall not be reduced or cancelled; provided that, in the event the Pension Plan Supplement is terminated or curtailed with the result that pension payments to retired employees and survivor and contingent annuity payments to beneficiaries are discontinued or reduced, the Supplemental Retirement Plan Benefit then being paid or in the future payable pursuant to the Supplemental Retirement Benefit Plan shall similarly be discontinued or reduced in the same ratio as payments under the Pension Plan Supplement are discontinued or reduced.





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  5.3  Effect of Change in Control.

   (a) In the event of a Change in Control (as defined below), all benefits accrued as of the date of such Change in Control hereunder shall become fully (i.e., 100%) and irrevocably vested and shall become distributable to Participants (and Beneficiaries) at such time and in such manner provided herein pursuant to the provisions of the Plan as in effect on the day immediately preceding the date of such Change in Control. The Committee shall, in its sole discretion, determine whether assets equal in value to the aggregate of all accrued benefits under the Plan as of the date of such Change in Control shall be deposited by the Company with a bank or corporate trustee pursuant to one or more "rabbi trusts".

   (b) For purposes of this Section 5.3, a "Change in Control" shall be deemed to have occurred if:

     (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than
  (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 40% or more of the combined voting power of the Company's then outstanding securities;

     (ii) during any period of two consecutive years (not including any period prior to November 22, 1989), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (iii) or (iv) of this paragraph (b)), whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

     (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corpora-


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  tion, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

     (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

   (c) The provisions of this Section 5.3 may not be amended after the date of a Change in Control without the written consent of a majority in both number and interest of the Participants in this Supplemental Retirement Benefit Plan, other than those Participants who are both (i) not employed by the Company or a subsidiary as of the date of the Change in Control and (ii) not receiving nor could have commenced receiving benefits under the Pension Plan Supplement as of the date of the Change in Control, both immediately prior to the Change in Control and at the date of such amendment.

  5.4  Manner and Form of Amendment or Termination.

   Any amendment or termination of this Supplemental Retirement Benefit Plan by the Company shall be made only by action of the Board of Directors of the Company or any officer of the Company duly authorized by the Board of Directors. Certification of any amendment or termination of this Supplemental Retirement Benefit Plan shall be furnished to the Committee by the Company.

  5.5  Notice of Amendment or Termination.

   The Committee shall notify Participants or Beneficiaries who are affected by any amendment or termination of this Supplemental Retirement Benefit Plan within a reasonable time thereof.

                                   ARTICLE 6

  6.1  No Right to Employment, etc.

   Neither the creation of this Supplemental Retirement Benefit Plan nor anything contained herein shall be construed as




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giving any Participant hereunder or other employees of the Company or any subsidiary any right to remain in the employ of the Company or any subsidiary.

  6.2  Successors and Assigns.

   All rights and obligations of this Plan shall inure to, and be binding upon the successors and assigns of the Company.

  6.3  Inalienability.

   Except so far as may be contrary to the laws of any state having jurisdiction in the premises, a Participant or Beneficiary shall have no right to assign, transfer, hypothecate, encumber, commute or anticipate his interest in any payments under this Supplemental Retirement Benefit Plan and such payments shall not in any way be subject to any legal process to levy upon or attach the same for payment of any claim against any Participant or Beneficiary.

  6.1  Incompetency.

   If any Participant or Beneficiary is, in the opinion of the Committee, legally incapable of giving a valid receipt and discharge for any payment, the Committee may, at its option, direct that such payment or any part thereof be made to such person or persons who in the opinion of the Committee are caring for and supporting such Participant or Beneficiary, unless it has received due notice of claim from a duly appointed guardian or conservator of the estate of the Participant or Beneficiary. A payment so made will be a complete discharge of the obligations under this Supplemental Retirement Benefit Plan to the extent of and as to that payment, and neither the Committee nor the Company will have any obligation regarding the application of the payment.

  6.5  Controlling Law.

   To the extent not preempted by the laws of the United States of America, the laws of the State of Illinois shall be the controlling state law in all matters relating to this Supplemental Retirement Benefit Plan.

  6.6  Severability.

   If any provisions of this Supplemental Retirement Benefit Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Supplemental Retirement Benefit Plan, but this Supplemental Retirement Benefit Plan shall be construed and enforced as if the illegal and invalid provisions never had been included herein.





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  6.7  Limitations on Provisions.

   The provisions of this Supplemental Retirement Benefit Plan and any Supplemental Retirement Benefits shall be limited as described herein. Any benefit payable under the Pension Plan Supplement shall be paid solely in accordance with the terms and provisions of the Pension Plan Supplement, as appropriate, and nothing in this Supplemental Retirement Benefit Plan shall operate or be construed in any way to modify, amend, or affect the terms and provisions of the Pension Plan Supplement.

  6.8  Gender and Number.

   Whenever the context requires or permits, the gender and number of words shall be interchangeable.

                                   ARTICLE 7

  7.1  Application for Benefits and Review Procedures.

   The Inland Steel Industries Claims Procedure set forth in the Pension Plan Supplement shall apply to any claim for benefits under this Supplemental Retirement Benefit Plan. The "Plan Administrator" for purposes of applying such Claims Procedure to this Supplemental Retirement Benefit Plan shall be the Committee.





                                INLAND STEEL INDUSTRIES, INC.



                                By: /s/ Judd R. Cool
                                ------------------------------------
                                     Judd R. Cool
                                     Vice President, Human Resources




Date:  July 25, 1990





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